AMENDMENT NO. 1


         Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Putnam Variable Trust (the "Trust") and Putnam Mutual Funds Corp. (the "Underwriter") dated January 16, 1997 (the "Agreement").

1) Paragraph 1 on page 1 of the Agreement is hereby amended by inserting the Company's present name, "ReliaStar Life Insurance Company of New York," in place of its former name.

2) Schedule A is hereby revised to read as follows:

                                   SCHEDULE A
                                    CONTRACTS
                                 January 1, 1998

1.       ReliaStar Life Insurance Company of New York Variable Life Separate
         Account I

         (a)      Flexible Premium Variable Life Insurance Policy
                  Contract Form Number: 85-251 and State Exceptions

         (b) Survivorship Flexible Premium Variable Life Insurance Policy Contract Form Number: 85-438


         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 3, 1998.



                                    ReliaStar Life Insurance Company of New York

                                    By:

                                    Name:   Robert B. Saginaw

                                    Title:  Assistant Secretary




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                                    Putnam Variable Trust

                                    By:

                                    Name:

                                    Title:


                                    Putnam Mutual Funds Corp.

                                    By:

                                    Name:

                                    Title: